Exhibit 99.1

Revlon Reports Second Quarter 2016 Results

NEW YORK--(BUSINESS WIRE)--July 29, 2016--Revlon, Inc. (NYSE:REV) today announced results for the second quarter ended June 30, 2016.

This release presents the Company’s results using the following measures: U.S. GAAP (“As Reported”); and non-GAAP (“Adjusted”), which excludes certain non-operating items from As Reported results and other unusual items identified by management that impact the comparability of the Company’s period-over-period results. As a result of the exclusion of these unusual items, the definition of Adjusted EBITDA has changed from that used in prior periods, and Adjusted EBITDA for prior periods presented in this release will be different from amounts reported in prior periods. See footnote (a) for further discussion of the Company’s non-GAAP and Adjusted measures. In addition, where indicated, the Company analyzes and presents its results excluding the impact of foreign currency adjustments (“XFX”). Reconciliations of As Reported results to Adjusted results are provided as an attachment to this release.

The Company is on a growth trajectory to achieve its planned net sales and earnings for 2016, by building our strong brands, driving product innovations and continuing to grow our international business. Highlights for the second quarter ended June 30, 2016 include:

  Total Company net sales of $488.9 million in the second quarter of 2016, an increase of 1.3%, or an increase of 3.5% XFX, over the quarter ended June 30, 2015 (the “prior year quarter”).
  Total Company Adjusted EBITDA1 of $89.1 million in the second quarter of 2016, a decrease of 1.1%, or flat XFX, over the prior year quarter.
  Total Company As Reported net income of $8.3 million in the second quarter of 2016, including the impact of $6.4 million of non-operating and unusual items, net of taxes. Excluding non-operating and unusual items, Adjusted1 net income was $14.7 million in the second quarter of 2016, a decrease of $14.3 million over the prior year quarter, entirely driven by foreign currency losses on intercompany loans in the second quarter of 2016.

Commenting on today’s announcement, Revlon President and Chief Executive Officer, Fabian Garcia, said “We ended the quarter on a strong trajectory with net sales growth up 3.5%, adjusted for foreign currency. Growth was driven by product innovation and strong performance by established brands in both the Consumer and Professional segments and in International territories. Among other growth drivers, we are delighted by the continued strength of Revlon’s flagship brand which has posted year-to-date consumption growth of 3.9%, outperforming the color cosmetic mass category.”

Mr. Garcia continued “During the second quarter of 2016 we also announced that Revlon signed an agreement to acquire Elizabeth Arden, Inc. and our current growth trajectory will continue to provide a strong platform for a successful acquisition and integration. The combined company would enable us to enter or expand into faster growing categories, channels and territories, making us a more diversified and stronger global player.”

Also commenting on today’s announcement, Revlon Executive Vice President and Chief Financial Officer, Juan Figuereo, said “Regarding the funding for the Elizabeth Arden acquisition, the Company received a very strong and positive reaction from the debt markets, and has secured total financing commitments of approximately $2.7 billion, with favorable terms. We continue to expect the deal to close by the end of 2016, subject to regulatory approval and customary closing conditions.”

1 See footnote (a) for further discussion of the Company’s non-GAAP measures. Reconciliations of As Reported results to Adjusted results are provided as an attachment to this release.

Second Quarter 2016 Results

All figures in the below discussion of segment and geographic results, except where indicated, are presented on an XFX basis. In the second quarter of 2016, net sales increased by $16.8 million, or 3.5%, compared to the second quarter of 2015. On an As Reported basis, total Company net sales were $488.9 million in the second quarter of 2016 and $482.4 million in the second quarter of 2015, representing an increase of 1.3%.

Segment Results

(USD millions)	Three Months Ended June 30,
	Net Sales				Segment Profit (b)
	As Reported				As Reported
	2016	2015	% Change	XFX % Change	2016	2015	% Change	XFX % Change

Consumer	$359.5	$354.7	1.4%	3.9%	$81.0	$83.8	-3.3%	-2.5%
Professional	123.3	123.4	-0.1%	0.6%	24.1	24.3	-0.8%	-0.4%
Other	6.1	4.3	41.9%	48.8%	0.1	0.2	-50.0%	-50.0%
Total	$488.9	$482.4	1.3%	3.5%	$105.2	$108.3	-2.9%	-2.1%

The above table provides information on an As Reported basis and, where indicated, on an XFX basis, and has not been adjusted for the unusual items discussed in footnote (a). Segment profit is defined in footnote (b) below.

Consumer Segment

Consumer segment net sales in the second quarter of 2016 increased by 3.9%, compared to the second quarter of 2015, primarily driven by higher net sales of Revlon color cosmetics, SinfulColors color cosmetics, Mitchum anti-perspirant deodorants, and Cutex nail products, partially offset by lower net sales of Almay color cosmetics.

Consumer segment profit in the second quarter of 2016 decreased by 2.5%, compared to the second quarter of 2015, primarily driven by the unfavorable impact of product mix and the impact of FX transaction within cost of sales.

Professional Segment

Professional segment net sales in the second quarter of 2016 were essentially flat compared to the prior year quarter, primarily due to higher net sales of Revlon Professional hair products and American Crew men’s grooming products throughout our international territories, mostly offset by lower net sales of CND nail products due to the timing of product launches in the prior year quarter.

Professional segment profit in the second quarter of 2016 was essentially flat versus prior year quarter.

Other Segment

The Other segment primarily includes the operating results of the CBB business, which generated $6.1 million in net sales in the second quarter of 2016, compared to $4.3 million in the second quarter of 2015.

Geographic Net Sales - Total Company

(USD millions)	Three Months Ended June 30,
	As Reported
Net Sales:	2016	2015	% Change	XFX % Change

Consumer
United States	$218.3	$221.1	-1.3%	-1.3%
International	141.2	133.6	5.7%	12.6%
Professional
United States	$44.7	$45.9	-2.6%	-2.6%
International	78.6	77.5	1.4%	2.5%
Other
United States	$-	$-	N.M.	N.M.
International	6.1	4.3	41.9%	48.8%
Total Net Sales	$488.9	$482.4	1.3%	3.5%

Consumer Segment

United States

In the Consumer segment, U.S. net sales in the second quarter of 2016 decreased by $2.8 million, or 1.3%, compared to the prior year quarter, primarily driven by lower consumption of Almay color cosmetics and Revlon ColorSilk hair color. These decreases were partially offset by higher net sales of Cutex nail products and Revlon Beauty Tools.

International

In the Consumer segment, International net sales in the second quarter of 2016 increased by $16.8 million, or 12.6%, compared to the prior year quarter, primarily driven by higher net sales of Revlon color cosmetics, Revlon ColorSilk hair color, and SinfulColors color cosmetics. From a geographic perspective, the increase in International net sales was mainly driven by certain distributors, as well as higher net sales in Japan, Argentina and the U.K.

Professional Segment

United States

In the Professional segment, U.S. net sales in the second quarter of 2016 decreased by $1.2 million, or 2.6%, compared to the prior year quarter, primarily driven by lower net sales of CND nail products due to the timing of product launches in the prior year quarter.

International

In the Professional segment, International net sales in the second quarter of 2016 increased by $1.9 million, or 2.5%, compared to the prior year quarter, primarily driven by higher net sales of Revlon Professional hair products and American Crew men’s grooming products throughout most of the International region, partially offset by lower net sales for CND nail products, primarily in Russia and Hong Kong.

Other Segment

International

In the Other segment, net sales during the second quarter of 2016 increased by $2.1 million, or 48.8%, primarily driven by there being no comparable results for April 2015 due to CBBeauty having been acquired in late-April 2015.

Total Company Results

(USD millions)	Three Months Ended June 30,
	As Reported
	2016	2015	% Change	XFX % Change

Operating Income	$52.4	$60.7	-13.7%	-12.9%
EBITDA	78.7	85.9	-8.4%	-7.5%
Adjusted EBITDA	89.1	90.1	-1.1%	-0.1%
Net Income (loss)	8.3	26.0	-68.1%	-
Adjusted Net Income	14.7	29.0	-49.3%	-

On an XFX basis, Adjusted EBITDA in the second quarter of 2016 was essentially flat versus the prior year quarter, driven by the increase in net sales in the second quarter of 2016, offset by higher cost of sales as a result of product and country mix and the unfavorable impact of transaction FX on cost of goods sold.

In calculating Adjusted EBITDA, adjustments were made for the following non-operating items:

  Non-cash stock compensation of $1.1 million in the second quarter of 2016 and $1.2 million in the second quarter of 2015;
  Restructuring and related charges of $0.5 million in the second quarter of 2016 and ($3.0) million income in the second quarter of 2015;
  Acquisition and integration costs of $5.5 million in the second quarter of 2016 and $4.7 million in the second quarter of 2015;
  Deferred consideration for CBB acquisition costs of $0.9 million in the second quarter of 2016 and $0.7 million in the second quarter of 2015; and
  Inventory purchase accounting adjustments of $0.1 million in the second quarter of 2016 and $0.6 million in the second quarter of 2015.

As further reflected in the footnotes to this release, to enhance the comparability of the period-over-period results, in calculating Adjusted EBITDA, the Company further adjusted its EBITDA results for the following items:

  Charges as a result of executive management changes of $2.3 million in the second quarter of 2016.

The Company’s As Reported net income includes certain Non-Operating Items and Unusual Items that are described and reconciled in footnote (a) and the tables to this release. Excluding these items, Adjusted net income was $14.7 million in the second quarter of 2016, compared to Adjusted net income of $29.0 million in the second quarter of 2015, a decrease of $14.3 million driven entirely by foreign currency losses on intercompany loans in the second quarter of 2016. As Reported earnings per diluted share was $0.16 in the second quarter of 2016 and $0.49 in the second quarter of 2015. On an Adjusted1 basis, earnings per diluted share was $0.28 in the second quarter of 2016, compared to $0.55 in the second quarter of 2015. As indicated above, the decreases in Adjusted net income and Adjusted earnings per diluted share were driven by foreign currency losses in the second quarter of 2016, as compared to foreign currency gains in the second quarter of 2015. As part of the Colomer and other recent acquisitions, the Company has intercompany loans denominated in U.S. Dollars and held in other currencies, which are driving the foreign currency losses incurred in the second quarter of 2016.

Six Months 2016 Results

On an XFX basis, total Company net sales increased $32.5 million, or 3.5%, in the first six months of 2016, compared to the prior year period. On an As Reported basis, total Company net sales were $928.5 million in the first six months of 2016 and $920.9 million in the first six months of 2015.

Total Company EBITDA was $140.4 million in the first six months of 2016, compared to $156.7 million in the first six months of 2015. Total Company Adjusted EBITDA in the first six months of 2016 was $156.6 million, compared to $161.4 million in the first six months of 2015, a decrease of 3.0%, or 2.0% XFX.

In calculating Adjusted EBITDA, adjustments were made for the following non-operating items:

  Non-cash stock compensation of $3.3 million in the first six months of 2016 and $2.8 million in the first six months of 2015;
  Restructuring and related charges of $1.8 million in the first six months of 2016 and ($2.3) million income in the first six months of 2015;
  Acquisition and integration costs of $6.0 million in the first six months of 2016 and $5.9 million in the first six months of 2015;
  Deferred consideration for CBB acquisition costs of $1.8 million in the first six months of 2016 and $0.7 million in the first six months of 2015; and
  Inventory purchase accounting adjustments of $0.1 million in the first six months of 2016 and $0.6 million in the first six months of 2015.

In addition, in calculating Adjusted EBITDA, the Company also adjusted its results for the following unusual items:

  Charges as a result of executive management changes of $3.2 million in the first six months of 2016; and
  A $3.0 million one-time gain related to the sale of certain non-core professional brands in the first quarter of 2015.

Cash Flow for the Six Month Period

Net cash used in operating activities in the first six months of 2016 was $54.5 million, compared to net cash provided by operating activities of $2.5 million in the same period last year, representing a decrease in cash of $57.0 million. Free cash flow1 used in the first six months of 2016 was $72.7 million, compared to $12.7 million used in the prior year period, representing a decrease in cash of $60.0 million. The decrease in free cash flow in the first six months of 2016 compared to the first six months of 2015 was primarily driven by the shift in the timing of certain customer collections and accounts payable disbursements at the end of 2015.

Second Quarter 2016 Results Conference Call

The Company will host a conference call with members of the investment community today, July 29, 2016, at 9:30 A.M. EDT to discuss second quarter 2016 results. Access to the call is available to the public at www.revloninc.com.

Footnotes to Press Release

(a) Non-GAAP Financial Measures: EBITDA; Adjusted EBITDA; Adjusted net income; Adjusted diluted earnings per share; and free cash flow are non-GAAP financial measures that are reconciled to their most directly comparable GAAP measures in the accompanying financial tables.

The Company defines EBITDA as income from continuing operations before interest, taxes, depreciation, amortization, gains/losses on foreign currency fluctuations, gains/losses on the early extinguishment of debt, and miscellaneous expenses (the foregoing being the “EBITDA Exclusions”). To reflect the impact of non-cash stock compensation expense and certain other non-operating items that are not directly attributable to the Company's underlying operating performance (the “Non-Operating Items”), the Company presents Adjusted EBITDA to exclude these Non-Operating Items and to exclude the impact of certain unusual items impacting the comparability of the Company’s period-over-period results as seen through the eyes of management (the “Unusual Items”). The following table identifies the Non-Operating and Unusual Items excluded in the presentation of Adjusted EBITDA for all periods:

(USD millions) Income / (Loss) Adjustments to EBITDA	Q2 2016	Q2 2015

Non-Operating Items:
Non-cash stock compensation expense	$(1.1)	$(1.2)
Restructuring and related charges	(0.5)	3.0
Acquisition and integration costs	(5.5)	(4.7)
Deferred Consideration for CBB Acquisition	(0.9)	(0.7)
Inventory Purchase Accounting Adjustment	(0.1)	(0.6)
Unusual Items:
Gain on sale of certain non-core professional brands	$-	$-
Executive Management Changes	(2.3)	-

(USD millions) Income / (Loss) Adjustments to EBITDA	YTD 2016	YTD 2015

Non-Operating Items:
Non-cash stock compensation expense	$(3.3)	$(2.8)
Restructuring and related charges	(1.8)	2.3
Acquisition and integration costs	(6.0)	(5.9)
Deferred Consideration for CBB Acquisition	(1.8)	(0.7)
Inventory Purchase Accounting Adjustment	(0.1)	(0.6)
Unusual Items:
Gain on sale of certain non-core professional brands	$-	$3.0
Executive Management Changes	(3.2)	-

Adjusted net income and Adjusted diluted earnings per share exclude the after-tax impact of the Non-Operating Items and Unusual Items.

The Company excludes the EBITDA Exclusions, Non-Operating Items and Unusual Items, as applicable, in calculating non-GAAP measures because the Company's management believes that some of these items may not occur in certain periods, the amounts recognized can vary significantly from period to period and these items do not facilitate an understanding of the Company's underlying operating performance.

Free cash flow is defined as net cash provided by operating activities, less capital expenditures for property, plant and equipment, plus proceeds from the sale of certain assets. Free cash flow excludes proceeds on sale of discontinued operations. Free cash flow does not represent the residual cash flow available for discretionary expenditures, as it excludes certain expenditures such as mandatory debt service requirements, which for the Company are significant.

The Company's management uses EBITDA, Adjusted EBITDA, Adjusted net income, Adjusted diluted earnings per share and free cash flow as operating performance measures (in conjunction with GAAP financial measures), as an integral part of its reporting and planning processes and to, among other things: (i) monitor and evaluate the performance of the Company's business operations, financial performance and overall liquidity; (ii) facilitate management's internal comparisons of the Company's historical operating performance of its business operations; (iii) facilitate management's external comparisons of the results of its overall business to the historical operating performance of other companies that may have different capital structures and debt levels; (iv) review and assess the operating performance of the Company's management team and, together with other operational objectives, as a measure in evaluating employee compensation and bonuses; (v) analyze and evaluate financial and strategic planning decisions regarding future operating investments; and (vi) plan for and prepare future annual operating budgets and determine appropriate levels of operating investments.

Management believes that EBITDA, Adjusted EBITDA, Adjusted net income, Adjusted diluted earnings per share and free cash flow are useful to investors to provide them with disclosures of the Company's operating results on the same basis as that used by management. Additionally, management believes that EBITDA, Adjusted EBITDA, Adjusted net income and Adjusted diluted earnings per share provide useful information to investors about the performance of the Company's overall business because such measures eliminate the effects of unusual or other infrequent charges that are not directly attributable to the Company's underlying operating performance. Additionally, management believes that providing these non-GAAP financial measures enhances the comparability for investors in assessing the Company’s financial reporting. Management believes that free cash flow is useful for investors because it provides them with an important perspective on the cash available for debt repayment and other strategic measures, after making necessary capital investments in property and equipment to support the Company's ongoing business operations, and provides them with the same measures that management uses as the basis for making resource allocation decisions.

Accordingly, the Company believes that the presentation of EBITDA, Adjusted EBITDA, Adjusted net income, Adjusted diluted earnings per share and free cash flow, when used in conjunction with GAAP financial measures, are useful financial analytical measures, that are used by management, as described above and therefore can assist investors in assessing the Company's financial condition, operating performance and underlying strength. EBITDA, Adjusted EBITDA, Adjusted net income, Adjusted diluted earnings per share and free cash flow should not be considered in isolation or as a substitute for their respective most directly comparable As Reported financial measures prepared in accordance with GAAP, such as net income/loss, operating income, diluted earnings per share or net cash provided by (used in) operating activities. Other companies may define such non-GAAP measures differently. Also, while EBITDA is defined differently than Adjusted EBITDA for the Company's existing credit agreement and indenture, certain financial covenants in its borrowing arrangements are tied to similar financial measures. These non-GAAP financial measures should be read in conjunction with the Company's financial statements and related footnotes filed with the SEC.

(b) Segment profit is defined as income from continuing operations for each of the Company's Consumer, Professional and Other segments, excluding the EBITDA Exclusions. Segment profit also excludes unallocated corporate expenses and the impact of certain items that are not directly attributable to the segments' underlying operating performance, including the impact of the Non-Operating Items noted above in footnote (a). Unallocated corporate expenses primarily relate to general and administrative expenses related to the corporate administrative organization. These expenses are recorded in unallocated corporate expenses as these items are centrally directed and controlled. The Company does not have any material inter-segment sales.

Forward-Looking Statements

Statements made in this press release, which are not historical facts, are forward-looking and subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements speak only as of the date they are made and, except for the Company's ongoing obligations under the U.S. federal securities laws, the Company undertakes no obligation to publicly update any forward-looking statement, whether to reflect actual results of operations; changes in financial condition; changes in general U.S. or international economic or industry conditions and/or conditions in the Company’s reportable segments; changes in estimates, expectations or assumptions; or other circumstances, conditions, developments or events arising after the issuance of this press release. Revlon does not expect to continue to provide financial guidance other than in connection with the pending acquisition and disclaim any obligation to update such information. Such forward-looking statements include, without limitation: (i) the Company is on a growth trajectory to achieve its planned net sales and earnings for 2016, by building our strong brands, driving product innovations and continuing to grow our international business; (ii) the Company’s current growth trajectory will continue to provide a strong platform for a successful acquisition and integration of Elizabeth Arden and that the combined company would enable us to enter or expand into faster growing categories, channels and territories, making us a more diversified and stronger global player; and (iii) the Company’s expectation to close the Elizabeth Arden acquisition by the end of 2016, subject to regulatory approval and customary closing conditions. Actual results may differ materially from such forward-looking statements for a number of reasons, including as a result of the risks described and other items in Revlon’s filings with the SEC, including in Revlon’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC during 2016 (which may be viewed on the SEC’s website at http://www.sec.gov or on Revlon, Inc.’s website at http://www.revloninc.com. Additional important factors that could cause actual results to differ materially from those indicated by forward-looking statements include risks and uncertainties relating to: (i) difficulties with, delays in or the inability to achieve the Company’s planned net sales and earnings guidance for 2016, such as due to, among other things, unanticipated circumstances, trends or events affecting the Company's financial performance, including decreased consumer spending in response to weak economic conditions or weakness in the consumption of beauty-related products; decreased net sales due to, among other things, less than expected results from the Company’s new product development activities, less than expected levels of advertising, promotional and/or marketing activities in support of the Company’s new product launches, lower than expected acceptance of the Company’s new products, increased competitive activities by the Company's competitors, decreased performance by third party suppliers and/or higher than expected sales returns related to any reduction of display space by the Company's customers, such as due to customer inventory management; and/or adverse changes in foreign currency exchange rates; (ii) the parties being unable to successfully implement integration strategies or realize the anticipated benefits of the Elizabeth Arden acquisition, including the possibility that the expected synergies and cost reductions from the proposed acquisition will not be realized, in whole or in part, or will not be realized within the expected time period and/or difficulties, delays in and/or the Company’s inability to complete transactions to enter faster growing categories, channels and territories; and/or (iii) difficulties, delays in and/or the Company’s inability to complete the Elizabeth Arden acquisition within the expected time-frame, if completed at all, including as a result of risks associated with the financing of the transaction, Revlon’s and/or Elizabeth Arden’s respective businesses experiencing disruptions due to transaction-related uncertainty or other factors making it more difficult to maintain relationships with employees, business partners or governmental entities. Factors other than those referred to above could also cause Revlon’s results to differ materially from expected results. Additionally, the business and financial materials and any other statement or disclosure on, or made available through, Revlon’s website or other websites referenced herein shall not be incorporated by reference into this press release.

REVLON, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(dollars in millions, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,

	2016	2015	2016	2015
	(Unaudited)		(Unaudited)

Net sales	$488.9	$482.4	$928.5	$920.9
Cost of sales	171.5	161.3	325.4	303.6
Gross profit	317.4	321.1	603.1	617.3
Selling, general and administrative expenses	259.0	259.3	507.1	508.6
Acquisition and integration costs	5.5	4.7	6.0	5.9
Restructuring charges and other, net	0.5	(3.6)	1.8	(3.1)
Operating income	52.4	60.7	88.2	105.9

Other expenses, net:
Interest expense	20.9	20.5	41.9	40.5
Amortization of debt issuance costs	1.4	1.4	2.9	2.8
Foreign currency losses (gains), net	8.5	(7.9)	5.1	8.0
Miscellaneous, net	0.2	0.2	0.5	0.2
Other expenses, net	31.0	14.2	50.4	51.5

Income from continuing operations before income taxes	21.4	46.5	37.8	54.4
Provision for income taxes	10.6	20.5	16.4	29.2
Income from continuing operations, net of taxes	10.8	26.0	21.4	25.2
Loss from discontinued operations, net of taxes	(2.5)	-	(2.1)	(0.1)

Net income	$8.3	$26.0	$19.3	$25.1

Other comprehensive income (loss):
Foreign currency translation adjustments, net of tax	2.6	0.8	5.3	(12.6)
Amortization of pension related costs, net of tax	2.0	1.8	3.8	3.5
Revaluation of derivative financial instruments, net of
reclassifications into earnings	0.2	(0.1)	(0.7)	(2.0)
Other comprehensive income (loss)	4.8	2.5	8.4	(11.1)

Total comprehensive income	$13.1	$28.5	$27.7	$14.0

Basic earnings per common share:
Continuing operations	$0.21	$0.50	$0.41	$0.48
Discontinued operations	(0.05)	-	(0.04)	(0.00)
Net income	$0.16	$0.50	$0.37	$0.48

Diluted earnings per common share:
Continuing operations	$0.21	$0.49	$0.41	$0.48
Discontinued operations	(0.05)	-	(0.04)	(0.00)
Net income	$0.16	$0.49	$0.37	$0.48

Weighted average number of common shares outstanding:
Basic	52,515,869	52,440,580	52,499,141	52,413,552
Diluted	52,592,368	52,609,805	52,621,066	52,587,868

REVLON, INC. AND SUBSIDIARIES CONSOLIDATED CONDENSED BALANCE SHEETS (dollars in millions)

	June 30, 2016	December 31, 2015

	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$185.8	$326.9
Trade receivables, net	268.4	244.9
Inventories	209.6	183.8
Prepaid expenses and other	74.3	53.3
Total current assets	738.1	808.9
Property, plant and equipment, net	216.8	215.3
Deferred income taxes	64.9	71.3
Goodwill	476.7	469.7
Intangible assets, net	328.9	318.0
Other assets	89.4	84.1
Total assets	$1,914.8	$1,967.3

LIABILITIES AND STOCKHOLDERS' DEFICIENCY
Current liabilities:
Short-term borrowings	$14.1	$11.3
Current portion of long-term debt	6.8	30.0
Accounts payable	187.6	201.3
Accrued expenses and other	233.4	272.4
Total current liabilities	441.9	515.0
Long-term debt	1,783.6	1,783.7
Long-term pension and other post-retirement plan liabilities	178.2	185.3
Other long-term liabilities	72.8	70.8
Total stockholders' deficiency	(561.7)	(587.5)
Total liabilities and stockholders' deficiency	$1,914.8	$1,967.3

REVLON, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(dollars in millions)

	Six Months Ended June 30,

	2016	2015
	(Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$19.3	$25.1
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	52.2	50.8
Foreign currency losses from re-measurement	4.2	8.8
Amortization of debt discount	0.7	0.7
Stock-based compensation amortization	3.3	2.8
Provision for deferred income taxes	5.5	17.9
Amortization of debt issuance costs	2.9	2.8
Loss (gain) on sale of certain assets	0.3	(3.0)
Pension and other post-retirement income	(0.3)	(1.3)
Change in assets and liabilities:
Increase in trade receivables	(24.7)	(18.7)
Increase in inventories	(25.6)	(36.1)
Increase in prepaid expenses and other current assets	(21.2)	(18.2)
(Decrease) increase in accounts payable	(0.7)	29.6
Decrease in accrued expenses and other current liabilities	(45.6)	(27.8)
Pension and other post-retirement plan contributions	(3.6)	(5.2)
Purchases of permanent displays	(17.5)	(22.0)
Other, net	(3.7)	(3.7)
Net cash (used in) provided by operating activities	(54.5)	2.5

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(18.6)	(17.2)
Business acquisitions, net of cash acquired	(29.2)	(34.2)
Proceeds from the sale of certain assets	0.4	2.0
Net cash used in investing activities	(47.4)	(49.4)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net (decrease) increase in short-term borrowings and overdraft	(8.4)	6.6
Repayments under the Acquisition Term Loan	(15.1)	(15.9)
Prepayments under the 2011 Term Loan	(11.5)	(12.1)
Treasury stock purchased	(2.7)	-
Other financing activities	(1.6)	(2.1)
Net cash used in financing activities	(39.3)	(23.5)
Effect of exchange rate changes on cash and cash equivalents	0.1	(5.9)
Net decrease in cash and cash equivalents	(141.1)	(76.3)
Cash and cash equivalents at beginning of period	326.9	275.3
Cash and cash equivalents at end of period	$185.8	$199.0

Supplemental schedule of cash flow information:
Cash paid during the period for:
Interest	$41.2	$37.9
Income taxes, net of refunds	$12.9	$11.0

Supplemental schedule of non-cash investing and financing activities:
Treasury stock received to satisfy minimum tax withholding liabilities	$2.6	$2.0

REVLON, INC. AND SUBSIDIARIES EBITDA AND ADJUSTED EBITDA RECONCILIATION (dollars in millions)

	Three Months Ended June 30,

	2016	2015
	(Unaudited)
Reconciliation to net income:

Net income	$8.3	$26.0
Loss from discontinued operations, net of taxes	(2.5)	-
Income from continuing operations, net of taxes	10.8	26.0

Interest expense	20.9	20.5
Amortization of debt issuance costs	1.4	1.4
Foreign currency losses (gains), net	8.5	(7.9)
Miscellaneous, net	0.2	0.2
Provision for income taxes	10.6	20.5
Depreciation and amortization	26.3	25.2

EBITDA	$78.7	$85.9

Non-operating items:
Non-cash stock compensation expense	1.1	1.2
Restructuring and related charges	0.5	(3.0)
Acquisition and integration costs	5.5	4.7
Inventory purchase accounting adjustment	0.1	0.6
Deferred consideration for CBB acquisition	0.9	0.7

Unusual items:
Executive management changes	2.3	-

Adjusted EBITDA	$89.1	$90.1

	Six Months Ended June 30,

	2016	2015
	(Unaudited)
Reconciliation to net income:

Net income	$19.3	$25.1
Loss from discontinued operations, net of taxes	(2.1)	(0.1)
Income from continuing operations, net of taxes	21.4	25.2

Interest expense	41.9	40.5
Amortization of debt issuance costs	2.9	2.8
Foreign currency losses, net	5.1	8.0
Miscellaneous, net	0.5	0.2
Provision for income taxes	16.4	29.2
Depreciation and amortization	52.2	50.8

EBITDA	$140.4	$156.7

Non-operating items:
Non-cash stock compensation expense	3.3	2.8
Restructuring and related charges	1.8	(2.3)
Acquisition and integration costs	6.0	5.9
Inventory purchase accounting adjustment	0.1	0.6
Deferred consideration for CBB acquisition	1.8	0.7

Unusual items:
Gain on sale of certain non-core professional brands	-	(3.0)
Executive management changes	3.2	-

Adjusted EBITDA	$156.6	$161.4

REVLON, INC. AND SUBSIDIARIES SEGMENT PROFIT RECONCILIATION (dollars in millions)

	Three Months Ended June 30,
	2016	2015
	(Unaudited)
Segment Net Sales:
Consumer	$359.5	$354.7
Professional	123.3	123.4
Other	6.1	4.3
Total Segment Net Sales	$488.9	$482.4

Segment Profit:
Consumer	$81.0	$83.8
Professional	24.1	24.3
Other	0.1	0.2
Total Segment Profit	$105.2	$108.3

Reconciliation to income from continuing operations before income taxes:
Income from continuing operations before income taxes	$21.4	$46.5

Interest expense	20.9	20.5
Amortization of debt issuance costs	1.4	1.4
Foreign currency losses (gains), net	8.5	(7.9)
Miscellaneous, net	0.2	0.2
Operating income	52.4	60.7

Unallocated Corporate Expenses	18.4	18.2
Depreciation and amortization	26.3	25.2

Non-operating items:
Non-cash stock compensation expense	1.1	1.2
Restructuring and related charges	0.5	(3.0)
Acquisition and integration costs	5.5	4.7
Inventory purchase accounting adjustment	0.1	0.6
Deferred consideration for CBB acquisition	0.9	0.7
Segment Profit	$105.2	$108.3

REVLON, INC. AND SUBSIDIARIES SEGMENT PROFIT RECONCILIATION (dollars in millions)

	Six Months Ended June 30,
	2016	2015
	(Unaudited)
Segment Net Sales:
Consumer	$679.5	$679.0
Professional	238.4	237.6
Other	10.6	4.3
Total Segment Net Sales	$928.5	$920.9

Segment Profit:
Consumer	$139.4	$146.0
Professional	49.7	53.5
Other	(0.8)	0.2
Total Segment Profit	$188.3	$199.7

Reconciliation to income from continuing operations before income taxes:
Income from continuing operations before income taxes	$37.8	$54.4

Interest expense	41.9	40.5
Amortization of debt issuance costs	2.9	2.8
Foreign currency losses, net	5.1	8.0
Miscellaneous, net	0.5	0.2
Operating income	88.2	105.9

Unallocated Corporate Expenses	34.9	35.3
Depreciation and amortization	52.2	50.8

Non-operating items:
Non-cash stock compensation expense	3.3	2.8
Restructuring and related charges	1.8	(2.3)
Acquisition and integration costs	6.0	5.9
Inventory purchase accounting adjustment	0.1	0.6
Deferred consideration for CBB acquisition	1.8	0.7
Segment Profit	$188.3	$199.7

REVLON, INC. AND SUBSIDIARIES
ADJUSTED NET INCOME AND ADJUSTED DILUTED EARNINGS PER SHARE RECONCILIATION
(dollars in millions)

	Three Months Ended June 30,

	2016	2015
	(Unaudited)
Reconciliation to net income and diluted earnings per share:
Net income	$8.3	$26.0

Non-operating items (after-tax):
Restructuring and related charges	0.3	(1.2)
Acquisition and integration costs	3.4	2.9
Inventory purchase accounting adjustment	0.1	0.6
Deferred consideration for CBB acquisition	0.9	0.7

Unusual items (after-tax):
Executive management changes	1.7	-

Adjusted net income	$14.7	$29.0

Net Income:
Diluted earnings per common share	0.16	0.49
Adjustment to diluted earnings per common share	0.12	0.06
Adjusted diluted income per common share	$0.28	$0.55

U.S. GAAP weighted average number of common shares outstanding:
Diluted	52,592,368	52,609,805

	Six Months Ended June 30,

	2016	2015

Reconciliation to net income and diluted earnings per share:
Net income	$19.3	$25.1

Non-operating items (after-tax):
Foreign currency loss, Venezuela re-measurement	-	1.9
Restructuring and related charges	1.0	(0.5)
Acquisition and integration costs	3.7	3.6
Inventory purchase accounting adjustment	0.1	0.6
Deferred consideration for CBB acquisition	1.8	0.7

Unusual items (after-tax):
Gain on sale of certain non-core professional brands	-	(1.8)
Executive management changes	1.9	-

Adjusted net income	$27.8	$29.6

Net Income:
Diluted earnings per common share	0.37	0.48
Adjustment to diluted earnings per common share	0.16	0.08
Adjusted diluted earnings per common share	$0.53	$0.56

U.S. GAAP weighted average number of common shares outstanding:
Diluted	52,621,066	52,587,868

REVLON, INC. AND SUBSIDIARIES FREE CASH FLOW RECONCILIATION (dollars in millions)

	Six Months Ended June 30,

	2016	2015
	(Unaudited)
Reconciliation to net cash (used in) provided by operating activities:

Net cash (used in) provided by operating activities	$(54.5)	$2.5

Less capital expenditures	(18.6)	(17.2)
Plus proceeds from the sale of certain assets	0.4	2.0

Free cash flow	$(72.7)	$(12.7)

CONTACT:
Revlon, Inc.
Investor Relations:
Siobhan Anderson, 212-527-5230
or
Media Relations:
Pamela Alabaster, 212-527-5863